Exhibit 10.3

EXECUTION VERSION

Tower Insurance Company of New York

120 Broadway

31st Floor

New York NY 10271

United States

Castlepoint Insurance Company

120 Broadway

31st Floor

New York NY 10271

United States

Castlepoint National Insurance Company

222 South Riverside Plaza

Suite 1600

Chicago

Illinois 60606

United States

Hermitage Insurance Company

120 Broadway

31st Floor

New York NY 10271

United States

16 July 2012

Dear Sirs

AMENDMENT LETTER

We refer to a facility agreement dated 11 November 2011 and amended on 12 March 2012 in relation to a US$125,000,000 letter of credit facility made between Barclays Bank PLC (the “Issuing Bank”) and Tower Insurance Company of New York, Castlepoint Insurance Company, Castlepoint National Insurance Company and Hermitage Insurance Company (each a “Borrower” and together the “Borrowers”) (the “Facility Agreement” which expression shall include the Facility Agreement as from time to time amended, varied, supplemented, novated or replaced).

We are writing to you to set out the amendments which we, the Issuing Bank, and you, the Borrowers, have agreed to make to the Facility Agreement.

1.	INTERPRETATION

Unless otherwise defined in this letter, capitalised terms defined in the Facility Agreement shall have the same meaning when used in this letter, In addition, the principles of construction set out in clause 1.2 of the Facility Agreement shall have effect as if set out in this letter.

2.	AMENDMENT

2.1	The terms of the Facility Agreement shall be amended as follows:-

2.1.1	the definition of Available Commitment in clause 1.1 (Definitions) of the Facility Agreement shall be deleted and replaced in its entirety with the following new definition:-

“means, subject to Clause 4.3(c), the Commitment minus:-

(a)	the amount of any outstanding Letters of Credit; and

(b)	in relation to any proposed Utilisation, the amount of any Letters of Credit that are due to be made on or before the proposed Utilisation Date, other than Letters of Credit that are due to expire or be cancelled on or before the proposed Utilisation Date.’’

2.1.2	the definition of Existing Credit Agreement in clause 1.1 (Definitions) of the Facility Agreement shall be deleted and replaced in its entirety with the following new definition:-

“means the US$150,000,000 credit agreement between, among others, Tower Group Inc. as borrower, Bank of America, N.A., JP Morgan Chase Bank, N.A., Keybank National Association, PNC Bank, National Association, Wells Fargo Bank, National Association and The Northern Trust Company, dated 15 February 2012 as amended and restated on 15 February 2012 and as further amended or restated from time to time.”

2.1.3	clause 1.1 (Definitions) of the Facility Agreement shall be amended by the insertion in alphabetical order of the following new definition:-

““New LOC Facility Agreement” means the US$25,000,000 letter of credit facility agreement between Tower Group Inc. as guarantor, Castlepoint Reinsurance Company, Ltd., as borrower and the Issuing Bank, dated              2012”

2.1.4	clause 3.1 (b) (Conditions precedent) of the Facility Agreement shall be amended by the insertion of “; and” at the end of sub-clause (iii) and by the insertion of the following new sub-clause (iv):-

“no breach of Clause 4.3(c) would result from the proposed Utilisation”

2.1.5	clause 4.3 (Currency and amount) of the Facility Agreement shall be amended by the insertion of the following new sub-clause (c):-

“The aggregate amount of Utilisations outstanding under this Agreement and Utilisations (as that term is defined in the New LOC Facility Agreement) outstanding under the New LOC Facility Agreement must not exceed US$125,000,000 at any time.”

2.1.6	clause 8.2 (Commitment fee) of the Facility Agreement shall be deleted and replaced in its entirety with the following new clause 8.2:-

“(a)	Subject to paragraph (b) below, the Borrowers shall pay to the Issuing Bank a fee in US Dollars computed at the rate of 0.14 per cent per annum on the Available Commitment for the period from the first Utilisation Date until expiry of the Availability Period.

(b)	For the purposes of calculating the fees referred to in paragraph (a) above, where the availability of Available Secured LOC Commitment and/or Available Unsecured LOC Commitment is restricted by the Maximum Limit (the maximum amount of Available Secured LOC Commitment and/or Available Unsecured LOC Commitment actually available subject to the Maximum Limit being the “Available LOC Commitment”):-

(i)	where at any time there is both Available Secured LOC Commitment and Available Unsecured LOC commitment, the Available LOC Commitment shall be treated as available first as Available Unsecured LOC Commitment (up to the amount of the Available Unsecured LOC Commitment) and then the remainder as Available Secured LOC Commitment;

(ii)	where at any time there is only Available Secured LOC Commitment and no Available Unsecured LOC Commitment, the Available Secured LOC Commitment shall be reduced to an amount equal to the Available LOC Commitment; and

(iii)	where at any time there is only Available Unsecured LOC Commitment and no Available Secured LOC Commitment, the Available Unsecured LOC Commitment shall be reduced to an amount equal to the Available LOC Commitment.

For these purposes:

“Available Secured LOC Commitment” means the Available Commitment.

“Available Unsecured LOC Commitment” means the Available Commitment under and as defined in the New LOC Facility Agreement.

“Maximum Limit” means the limit set out in clause 4.3(c) and clause 4.3(c) of the New LOC Facility Agreement.

(c)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount at the time the cancellation is effective.”

2.1.7	sub-clause 15.1(a) (Financial Statements) of the Facility Agreement shall be deleted and replaced in its entirety by the following new sub-clause (a):-

“Borrower A shall supply to the Issuing Bank as soon as the same become available, but in any event within 60 days after the end of each calendar quarter and 90 days after the calendar year-end, the consolidated financial statements of Tower Group, Inc. for the relevant financial period.”

2.1.8	sub-clause 16.3(b)(v) (Financial indebtedness) of the Facility Agreement shall be deleted and replaced in its entirety by the following new sub-clause (b)(v):-

“any Financial Indebtedness arising under the New LOC Facility Agreement;”

2.1.9	clause 16.3 (Financial indebtedness) of the Facility Agreement shall be amended by the insertion of the following new sub-clause (b)(vi):-

“any Financial Indebtedness arising under a letter of credit in favour of Behringer Harvard South Riverside, LLC and the applicant for which is CastlePoint National Insurance Company in an amount not exceeding US$1,200,000 in support of an existing office lease; or”

and the renumbering of the subsequent sub-clause.

2.1.10	sub-clause 16.4 (b)(v) (Security) of the Facility Agreement shall be deleted and replaced in its entirety by the following new sub-clause (b)(v):-

“any Security entered into pursuant to the New LOC Facility Agreement;”

2.1.11	clause 16.4 (Security) of the Facility Agreement shall be amended by the insertion of the following new sub-clause (b)(vi):-

“any Security entered into pursuant to a letter of credit in favour of Behringer Harvard South Riverside, LLC and the applicant for which is Castlepoint National Insurance Company in an amount not exceeding US$1,200,000 in support of an existing office lease;”

and the renumbering of the subsequent sub-clauses,

(paragraphs 2.1.1 to 2.1.12 collectively, the “Amendments”).

3.	EFFECTIVE DATE

The Amendments set out in paragraph 2 above shall take effect on the date (the “Effective Date”) that the Issuing Bank has received all the documents and other evidence listed in the Schedule (Conditions Precedent) hereto in form and substance satisfactory to it.

4.	LONG STOP DATE

If the Effective Date has not occurred on or before the date falling 10 Business Days after the date of this letter, then the provisions of this letter shall cease to have effect.

5.	REPEATING REPRESENTATIONS

Each Borrower, severally and not jointly, represents and warrants to the Issuing Bank that, as at the date of this letter and as at the Effective Date, each of the Repeating Representations are true by reference to the facts and circumstances existing at each such date and as if each reference to “this Agreement” or “the Finance Documents” includes a reference to this letter.

6.	COSTS AND EXPENSES

6.1	Expenses

6.1.1	The Borrowers shall within five Business Days of demand pay to the Issuing Bank the amount of all documented costs and expenses (including, but not limited to, legal fees) together with any VAT thereon, reasonably incurred by the Issuing Bank in connection with the negotiation, preparation, printing and execution of this letter and any other documents referred to in this letter.

6.1.2	The Borrowers shall, from time to time within five Business Days of demand from the Issuing Bank, reimburse the Issuing Bank on a full indemnity basis for all costs and expenses (including, but not limited to, legal fees) together with any VAT thereon incurred by the Issuing Bank in or in connection with the preservation and/or enforcement of any of the rights of the Issuing Bank under this letter and any other document referred to in this letter including any Finance Document.

6.2	Stamp duty

The Borrowers shall pay or procure the payment of when due and, within five Business Days of demand, indemnify the Issuing Bank against any cost, loss or liability that the Issuing Bank incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this letter and any other document referred to in this letter including any Finance Document.

7.	MISCELLANEOUS

7.1	Subject to the terms of this letter and as amended by this letter the Facility Agreement shall remain in full force and effect upon the terms and conditions stated therein.

7.2	After the Effective Date, this letter should be read and construed as one with the Facility Agreement so that all references in the Facility Agreement to “this Agreement”, “hereunder”, “herein” and similar expressions shall be references to the Facility Agreement as amended or varied by this letter.

7.3	The provisions of clauses 26 (Partial Invalidity), 27 (Remedies and Waivers), 28 (Amendments and waivers), 30 (Counterparts) and 32 (Jurisdiction) of the Facility Agreement shall be incorporated into this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” are references to this letter.

7.4	This letter shall be designated a Finance Document as defined in clause 1.1 of the Facility Agreement.

7.5	The principles of construction set out in the Facility Agreement shall have effect as if set out in this letter.

8.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this letter shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this letter.

9.	LAW

This letter, and any non-contractual obligations arising out of it, will be governed by and construed according to English law.

10.	COUNTERPARTS

This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Please indicate your acceptance of the terms of (his letter by executing and returning the enclosed copy.

Yours faithfully

THE ISSUING BANK

Authorised Signatory
For and on behalf of
BARCLAYS BANK PLC

THE BORROWERS

For and on behalf of
TOWER INSURANCE COMPANY OF NEW YORK

By:
Name:
Title:

By:
Name:
Title:

For and on behalf of
CASTLEPOINT INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

For and on behalf of
CASTLEPOINT NATIONAL INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

6

Please indicate your acceptance of the terms of this letter by executing and returning the enclosed copy.

Yours faithfully

THE ISSUING BANK

Authorised Signatory
For and on behalf of
BARCLAYS BANK PLC

THE BORROWERS

For and on behalf of
TOWER INSURANCE COMPANY OF NEW YORK

By:
Name:	Vito A Nigro
Title:	VICE PRESIDENT

By:
Name:	Craig A. Nyman
Title:	TREASURER

For and on behalf of
CASTLEPOINT INSURANCE COMPANY

By:
Name:	Vito A Nigro
Title:	VICE PRESIDENT

By:
Name:	Craig A. Nyman
Title:	TREASURER

For and on behalf of
CASTLEPOINT NATIONAL INSURANCE COMPANY

By:
Name:	Vito A Nigro
Title:	VICE PRESIDENT

By:
Name:	Craig A. Nyman
Title:	VICE PRESIDENT

For and on behalf of
HERMITAGE INSURANCE COMPANY

By:
Name:	Vito A Nigro
Title:	VICE PRESIDENT

By:
Name:	Craig A. Nyman
Title:	TREASURER

SCHEDULE

CONDITIONS PRECEDENT

1.	The Borrowers

1.1	A copy of the constitutional documents of each Borrower or a certificate of an authorised signatory of each relevant entity certifying that the constitutional documents previously delivered to the Issuing Bank for the purposes of the Facility Agreement have not been amended and remain in full force and effect.

1.2	A copy of a resolution of the board of directors of each Borrower:-

1.2.1	approving the terms of, and the transactions contemplated by, this letter and resolving that it execute this letter;

1.2.2	authorising a specified person or persons to execute the letter on its behalf; and

1.2.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this letter and/or the Facility Agreement.

1.3	A specimen of the signature of each person that signs this letter on behalf of each Borrower or that it intends to have sign documents or notices in connection with this letter.

1.4	A certificate of each Borrower (signed by a director, secretary or authorised officer) confirming that utilising the Commitment in accordance with the Facility Agreement (as amended by this letter) would not cause any borrowing, guaranteeing or other limit binding on it to be exceeded.

1.5	A certificate of an authorised signatory of each Borrower certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect as at the date of this letter.

2.	Documents

2.1	A copy of this letter countersigned by the Borrowers.

2.2	The New LOC Facility Agreement executed by all parties thereto.

3.	Legal opinions

3.1	A legal opinion of Pinsent Masons LLP, legal advisers to the Issuing Bank in England, substantially in the form distributed to the Issuing Bank prior to signing this letter.

4.	Other documents and evidence

4.1	Evidence that any costs and expenses then due from the Company pursuant to paragraph 6.1 (Costs and Expenses) have been paid or will be paid on the date of this letter.